UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 11, 2024
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376		94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2929 Walnut Street	Philadelphia	Pennsylvania	19104
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
The Board of Directors (the “Board”) of FMC Corporation (the “Company”) has appointed Pierre R. Brondeau as Chief Executive Officer in addition to his role as Chairman of the Board. He succeeds Mark A. Douglas, who has stepped down from his roles as President and Chief Executive Officer and resigned as a member of the Board. In addition, the Board has appointed Ronaldo Pereira to the role of President of the Company. Messrs. Brondeau and Pereira assumed their new roles effective June 11, 2024. Mr. Douglas will serve as an executive advisor to the senior management team through September 1, 2024. In connection with the foregoing and in accordance with the Company’s Restated By-Laws, the Board reduced the size of the Board to ten members.
Information with respect to Mr. Brondeau required by Items 401(b) and 401(e) of Regulation S-K is contained in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Shareholders, filed on March 15, 2024, and is incorporated by reference into this Current Report on Form 8-K. Information with respect to Mr. Pereira required by Items 401(b) and 401(e) of Regulation S-K is contained in the Company’s Annual Report on Form 10-K for the Company’s 2023 fiscal year, filed on February 27, 2024, and is incorporated by reference into this Current Report on Form 8-K. Neither Mr. Brondeau nor Mr. Pereira has any family relationships with any of the Company’s directors or executive officers and neither is party to any transactions listed in Item 404(a) of Regulation S-K. Further, other than the Offer Letter described below in the case of Mr. Brondeau, no arrangement or understanding exists between Mr. Brondeau, Mr. Pereira or any other person pursuant to which Mr. Brondeau or Mr. Pereira was selected as Chief Executive Officer or President, respectively.
Brondeau Offer Letter
In his connection with his appointment as Chief Executive Officer, the Company entered into an offer letter with Mr. Brondeau effective on June 11, 2024 setting forth the terms of his employment (the “Offer Letter”). The Offer Letter provides that Mr. Brondeau will receive an annual base salary of $1,300,000 per year and a target annual incentive opportunity of 135% of his annual base salary (which will be prorated for his period of service as Chief Executive Officer in 2024). He will be considered for long-term incentive awards and eligible to participate in the Company’s employee benefit plans on the same basis as similarly situated executives of the Company. While employed as Chief Executive Officer, Mr. Brondeau will continue to be nominated for reelection to the Board annually and will serve as Chairman of the Board, but he will not be eligible to receive cash director fees or additional director equity grants pursuant to any non-employee director plans or programs maintained by the Company. On June 11, 2024, he will be granted a one-time sign-on equity award with a grant date fair value of $8,500,000, 50% of which will be in the form of restricted stock units and 50% of which will be in the form of stock options (the “Sign-On Award”). The Sign-On Award will cliff vest on June 11, 2026, generally subject to his continued employment through such date, with accelerated vesting upon his earlier cessation of service as Chief Executive Officer in circumstances where a successor Chief Executive Officer has been appointed by the Board and he has facilitated an orderly transition of his duties to such successor.
Douglas Separation Agreement
On June 11, 2024, the Company entered into a separation agreement with Mr. Douglas (the “Separation Agreement”), which provides that Mr. Douglas will remain a non-officer employee of the Company through September 1, 2024 or his earlier death or disability (the “Termination Date”), upon which date his employment will be terminated. Subject to his continued employment in good standing through the Termination Date, upon his termination of employment, he will be eligible to receive (1) a lump sum cash severance payment equal to two times his annual base salary and target annual bonus, (2) a 2024 annual bonus based on actual performance and prorated for the portion of the year that Mr. Douglas served as Chief Executive Officer, (3) a lump sum cash payment equal to 12 months of the monthly premium for continued health care coverage under COBRA, (4) a lump sum cash payment equal to $20,000 for use for career transition or such other purposes as determined by Mr. Douglas, and (5) continued vesting of his outstanding equity awards through September 1, 2024, with his continued employment through such date resulting in Mr. Douglas satisfying the definitions of “Retirement,” “Normal Retirement” and “Approved Retirement” contained therein and his awards to be treated in accordance with such provisions on and following September 1, 2024. All benefits under the Separation Agreement are subject to Mr. Douglas’s compliance with the terms of the Separation Agreement (including confidentiality and non-disparagement covenants that apply in perpetuity and cooperation, non-compete and non-solicitation covenants that apply while Mr. Douglas is employed and for 24 months thereafter) and his execution and non-revocation of a release of claims against the Company.

The foregoing summaries of the Offer Letter and the Separation Agreement are qualified in their entirety by reference to the Offer Letter and the Separation Agreement, which are attached to this Current Report as Exhibits 10.1 and 10.2 and incorporated by reference into this Item 5.02.
Pereira Compensation Changes
In connection with his appointment as the Company’s President, the Compensation and Human Capital Committee of the Board determined that Mr. Pereira’s annual base salary would be increased to $738,000, retroactive to June 1, 2024, that his target annual short-term incentive opportunity would be increased to 85% of his annual base salary and that his target annual long-term incentive opportunity would be increased to $1,700,000.
ITEM 7.01 REGULATION FD DISCLOSURE
On June 11, 2024, the Company issued a press release with respect to certain of the matters described in this report (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this report.
The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
10.1    Offer Letter, dated June 11, 2024, between FMC Corporation and Pierre R. Brondeau
10.2    Separation Agreement, dated June 11, 2024, between FMC Corporation and Mark A. Douglas
99.1    Press Release, dated June 11, 2024

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/s/ MICHAEL F. REILLY
Michael F. Reilly Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Date: June 11, 2024